                                                           EXHIBIT 1.A.(5)(a)(1)

 [LOGO] MERRILL LYNCH        MERRILL LYNCH LIFE INSURANCE COMPANY

                             Home Office: 1000 Saver Federal Building, 320 West Capitol
                             Avenue, Little Rock, Arkansas 72201
                             Variable Life Insurance Service Center: P.O. Box 9025,
                             Springfield, Massachusetts 01102-9025
                             ------------------------------------------------------------------------------------------------------

                             INSURED                 RICHARD ROE
                             INITIAL PREMIUM         $50,000.00         ISSUE AGE/SEX            35 Male
                             ISSUE DATE              Nov. 29, 1990      INITIAL FACE AMOUNT      $184,697
                             POLICY DATE             Nov. 29, 1990      UNDERWRITING             Non-Smoker
                             POLICY NUMBER           SPECIMEN           CLASS

                             FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

                             This policy is a legal contract between its owner and us.  PLEASE READ IT CAREFULLY.  In this policy, the word you refers to the insured shown in Policy Schedule 1.  We refers to Merrill
                             Lynch Life Insurance Company.

-----------------------------------------------------------------------------------------------------------------------------------
 DEATH BENEFIT PROVIDED      We will pay the death benefit proceeds to the beneficiary when we receive proof of your
 BY THIS POLICY              death.

                             At issue, the death benefit equals this policy's initial face amount.  Afterwards, the death benefit may increase or decrease on any day, depending on this policy's investment results but will never be less than this policy's face amount.  The duration for which the death benefit is in effect may vary with the investment results but will never be less than this policy's Guarantee Period.  For details on death benefit proceeds and the Guarantee Period see Insurance Benefits.

-----------------------------------------------------------------------------------------------------------------------------------
 CASH VALUE BENEFITS         During your lifetime while this policy is in effect, we provide cash value benefits and other
 PROVIDED BY THIS POLICY     important rights as described in this policy.

                             The cash surrender value may increase or decrease on any day, depending on the investment results for this policy.  No minimum amount is guaranteed.  See POLICY BENEFITS FOR THE OWNER for information on cash surrender values.
-----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT RESULTS FOR      The owner can allocate this policy's total investment base among investment divisions.  Each
 THIS POLICY                 division invests in a designated investment portfolio.  Cash surrender values and death benefits may increase or decrease depending on the investment experience of the divisions, the allocation of the policy's investment base among the divisions and the timing and amount of all premiums.  See HOW VARIABLE LIFE INSURANCE WORKS for details.
-----------------------------------------------------------------------------------------------------------------------------------

MFP87                                - 1 -                              SPECIMEN

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 RIGHT TO EXAMINE THIS       This policy may be returned on or before the end of the FREE LOOK PERIOD.  That period ends
 POLICY                      10 days after the owner receives this policy.  Mail or delivery this policy to us or to the agent who sold it.  The returned policy will be treated as if we never issued it.  We'll promptly return any premium paid.

                             /s/  BARRY G. SKOLNICK                         /s/  THOMAS H. PATRICK
                             -------------------------                      --------------------------

                                  Barry G. Skolnick                              Thomas H. Patrick
                                  Secretary                                      President

-----------------------------------------------------------------------------------------------------------------------------------
 FLEXIBLE PREMIUM            Variable life insurance payable upon death of insured.  Death benefit subject to guaranteed
 VARIABLE LIFE INSURANCE     minimum during Guarantee Period.  Guaranteed minimum is policy's face amount.  Flexible
 POLICY                      premiums.  Non-participating.  Investment results reflected in policy benefits.
-----------------------------------------------------------------------------------------------------------------------------------


MFP87                                - 2 -                              SPECIMEN

                             --------------------------------------------------
                             POLICY CONTENTS
                             --------------------------------------------------


MFP87                                - 3 -                              SPECIMEN

                             ------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULES


                                      PREMIUMS                                                            Policy Schedule 1

                                      POLICY FACTS                                                                        2

                                      CHARGES AND FEES FOR THIS POLICY                                                    3

                                      TABLE OF NET SINGLE PREMIUM FACTORS                                                 4

                                      TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES                                 5

                                      THE SEPARATE ACCOUNT                                                                6

                             INTRODUCTION TO THIS POLICY                                                             Page 3

                             PREMIUM PAYMENTS                                                                             4

                             HOW VARIABLE LIFE INSURANCE WORKS                                                            6

                             POLICY BENEFITS FOR THE OWNER                                                               10

                             INSURANCE BENEFITS                                                                          13

                             CHOOSING AN INCOME PLAN                                                                     15

                             OTHER IMPORTANT INFORMATION                                                                 18

                             A copy of the application(s) and any additional benefit riders and endorsements are at the back of this policy.

                             ------------------------------------------------------------------------------------------------------

MFP87                                - 4 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 POLICY SCHEDULES            The Policy Schedules come right after this page.  They give specific facts about this policy and its coverage.  Please refer to them while reading this policy.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULE 1


                   INSURED   RICHARD ROE                       ISSUE                     35 Male
           INITIAL PREMIUM   $50,000.00                        INITIAL FACE AMOUNT       $  184,697
                ISSUE DATE   Nov. 29, 1990                     UNDERWRITING              Non-Smoker
               POLICY DATE   Nov. 28, 1990                     CLASS
             POLICY NUMBER   SPECIMEN





                             PREMIUMS
-----------------------------------------------------------------------------------------------------------------------------------
 Premium Payments            Initial premium paid with
                             application $50,000.00

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


MFP87                                - 6 -                              SPECIMEN

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 Allocation Information      Allocation of total investment base on policy date:

                                                               Total
                                                               Investment
                                      Division                    Base
                                      --------                 ----------
                                      MONEY RESERVE            $50,000.00
                                      Total                    $50,000.00

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULE 1


                   INSURED   RICHARD ROE               ISSUE                     35 Male
           INITIAL PREMIUM   $2,000.00                 INITIAL FACE AMOUNT       $ 56,600.00
                ISSUE DATE   Nov. 29, 1990             UNDERWRITING              Non-Smoker
               POLICY DATE   Nov. 28, 1990             CLASS
             POLICY NUMBER   SPECIMEN





                             PREMIUMS
-----------------------------------------------------------------------------------------------------------------------------------
 Premium Payments            Initial premium paid with application $2,000.00

                             Planned periodic premiums of $2,000.00 have been elected.  They may be paid starting November
                             28, 1991 and annually thereafter through November 28, 1996.

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



MFP87                                - 8 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 Allocation Information      Allocation of total investment base on policy date:

                                                                  Total
                                                               Investment
                                      Division                    Base
                                      --------                 ----------
                                      MONEY RESERVE            $2,000.00
                                      Total                    $2,000.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULE 2


                   INSURED   RICHARD ROE               ISSUE                  35 Male
           INITIAL PREMIUM   $50,000.00                INITIAL FACE AMOUNT    $ 184,697
                ISSUE DATE   Nov. 29, 1990             UNDERWRITING           Non-Smoker
               POLICY DATE   Nov. 28, 1990             CLASS
             POLICY NUMBER   SPECIMEN



                             POLICY FACTS
-----------------------------------------------------------------------------------------------------------------------------------
 OWNER                       Owner of this policy on the issue date is:
                             RICHARD ROE

-----------------------------------------------------------------------------------------------------------------------------------
 POLICY PROCESSING DATE      Policy processing dates are the policy date and the days when we deduct charges and are on the same day of the month as the policy date at the end of each successive 3 month period.
 POLICY PROCESSING PERIOD    A policy processing period is the period between successive policy processing dates.
-----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT BASE -           Maximum number of divisions to be allocated at any one time is 5.
 ALLOCATION RULES            Number of allocation changes per year is unlimited.  We reserve the right to limit the number of changes, but in no event to less than 5 per year.
                             No allocation changes are allowed during the free look period.
-----------------------------------------------------------------------------------------------------------------------------------
 MATURITY DATE OF AN         On the maturity date of an investment division, amounts in that division will be allocated to
 INVESTMENT DIVISION         the Money Reserve division, unless otherwise specified by owner.
-----------------------------------------------------------------------------------------------------------------------------------
 ADDITIONAL PREMIUMS -       Maximum attained age of insured at time of payment is 80.
 OTHER THAN PLANNED          Minimum additional premium is $500.
 PERIODIC PREMIUMS           Number of additional premium payments permitted per year is 4.
-----------------------------------------------------------------------------------------------------------------------------------
 GRACE PERIOD                The Grace Amount is equal to the change that were due on the policy processing date on which we determined that the cash surrender value was insufficient.
-----------------------------------------------------------------------------------------------------------------------------------
 REINSTATEMENT               The reinstatement premium is the minimum premium for which we would then issue this policy based on your attained age and underwriting class as of the effective date of the reinstated
                             policy.
-----------------------------------------------------------------------------------------------------------------------------------
 CHANGING THE FACE AMOUNT    Maximum attained age of insured at time of change is 80.
                             Minimum change in face amount is $10,000.
                             Number of changes permitted per year is 1.
-----------------------------------------------------------------------------------------------------------------------------------
 POLICY LOAN                 Loan value is 90% of the cash surrender value.  Minimum loan amount is $1,000 (except when used to pay premiums on another Merrill Lynch Variable Life Insurance policy).
                             Minimum repayment amount is $1,000.
                             Loan interest rate is 6.00% per year.
-----------------------------------------------------------------------------------------------------------------------------------


MFP87                               - 10 -                              SPECIMEN

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 INITIAL GUARANTEE PERIOD    The initial Guarantee Period is for the life of the insured.
-----------------------------------------------------------------------------------------------------------------------------------
 MATURITY DATE OF THIS       The maturity date of this policy is for the life of the insured.
 POLICY
-----------------------------------------------------------------------------------------------------------------------------------
 INTEREST RATE AND           1980 CSD Mortality Table (Male)
 MORTALITY TABLE USED IN
 OUR COMPUTATIONS            Interest at 4.00% per year
-----------------------------------------------------------------------------------------------------------------------------------
 POLICY RIDERS, IF ANY       None
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULE 3


                   INSURED   RICHARD ROE               ISSUE                    35 Male
           INITIAL PREMIUM   $50,000.00                INITIAL FACE AMOUNT      $  184,697
                ISSUE DATE   Nov. 29, 1990             UNDERWRITING             Non-Smoker
               POLICY DATE   Nov. 28, 1990             CLASS
             POLICY NUMBER   SPECIMEN



                             CHARGES AND FEES FOR THIS POLICY
-----------------------------------------------------------------------------------------------------------------------------------
 PREMIUM LOADING DEDUCTED    None
 BEFORE ALLOCATION
-----------------------------------------------------------------------------------------------------------------------------------
 BASIC POLICY CHARGES AND    Mortality Cost:
 FEES DEDUCTED FROM THE           - Guaranteed maximum cost of insurance rates per $1,000 are
 INVESTMENT BASE                    shown in Policy Schedule 5.

                             Administrative Fees:
                                  - None

                             Annual Recovery of Deferred Policy Loading:
                                  - Initial Premium:  .90% of initial premium deducted annually on the first through tenth policy anniversaries.
                                  - Additional Premiums:  .90% of each additional premium deducted annually on the first through tenth policy anniversaries
                                    following receipt and acceptance of the additional premium.

                             Loan Charge:
                                  - Maximum of 2.00% of the policy debt deducted annually.
-----------------------------------------------------------------------------------------------------------------------------------
 CHARGES DEDUCTED FROM       Asset Charge:
 DIVISIONS IN THE                 - daily charge of .002477% (equivalent to .90% annually in
 SEPARATE ACCOUNT                   advance).

                             Trust Charge:
                                  - daily charge of .000933% (equivalent to .34% annually in advance).

                                  We reserve the right to increase the Trust Charge but in no event above .001373%
                                  (equivalent to .50% annually in advance).
-----------------------------------------------------------------------------------------------------------------------------------
 RIDER CHARGES DEDUCTED      None
 FROM THE INVESTMENT BASE
-----------------------------------------------------------------------------------------------------------------------------------


MFP87                               - 12 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 OTHER RIDER CHARGES         None




-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULE 3
                             (CONTINUED)


-----------------------------------------------------------------------------------------------------------------------------------
 DEFERRED POLICY LOADING     The amount of Deferred Policy Loading applicable during a policy year is deducted from this policy's investment base in calculating its cash surrender value.

                             Initial Premium

                             The maximum amount of the Deferred Policy Loading attributable to the initial premium is:

                                  During               As % of              During               As % of
                                  Policy               Initial              Policy               Initial
                                   Year                Premium               Year                Premium
                                  ------               -------              ------               -------

                                     1                  9.00%                  6                   4.50%
                                     2                  8.10                   7                   3.60
                                     3                  7.20                   8                   2.70
                                     4                  6.30                   9                   1.80
                                     5                  5.40                   10                  0.90
                                                                               11+                    0

                             Policy year is measured from the policy date.


                             Additional Premiums

                             The maximum increase in the amount of the Deferred Policy Loading attributable to the initial premium is:

                                  Additional  As % of Each      Additional          As % of Each
                                   Premium     Additional        Premium             Additional
                                     Year       Premium            Year               Premium
                                  ----------  ------------      ----------          ------------

                                        1         9.00%              6                   4.50%
                                        2         8.10               7                   3.60
                                        3         7.20               8                   2.70
                                        4         6.30               9                   1.80
                                        5         5.40               10                  0.90
                                                                     11+                    0


                             *Additional premium year 1 is the period from the date we receive and accept an additional premium to the next policy anniversary.  Additional premium years 2 through 10 are the full policy years thereafter.
-----------------------------------------------------------------------------------------------------------------------------------



MFP87                               - 14 -                              SPECIMEN

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

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                               POLICY SCHEDULE 4

-------------------------------------------------------------------------------



MFP87                               - 16 -                              SPECIMEN

-------------------------------------------------------------------------------
                   TABLE OF NET SINGLE PREMIUM FACTORS (Male)

            (Attained Age Factors Per $1.00 of Cash Surrender Value)



 Attained                   Attained                 Attained                 Attained
    Age      Factor           Age        Factor        Age       Factor          Age
 --------    ------        --------      ------     ---------    ------       --------
      35     3.97197          60         1.87342       85        1.18029
      36     3.84281          61         1.82635       86        1.16822
      37     3.71808          62         1.78124       87        1.15699
      38     3.59795          63         1.73815       88        1.14643
      39     3.48248          64         1.69704       89        1.13635

      40     3.37136          65         1.65786       90        1.12657
      41     3.26461          66         1.62056       91        1.11684
      42     3.16191          67         1.58501       92        1.10693
      43     3.06323          68         1.55105       93        1.09655
      44     2.96853          69         1.51855       94        1.08536

      45     2.87749          70         1.48745       95        1.07314
      46     2.79004          71         1.45776       96        1.05986
      47     2.70588          72         1.42950       97        1.04582
      48     2.62495          73         1.40274       98        1.03189
      49     2.20135          74         1.37755       99        1.02207

      50     2.47233          75         1.35394
      51     2.40027          76         1.33182
      52     2.33112          77         1.31108
      53     2.26483          78         1.29153
      54     2.20135          79         1.27297

      55     2.14058          80         1.25527
      56     2.08243          81         1.23842
      57     2.02686          82         1.22242
      58     1.97358          83         1.20736
      59     1.92247          84         1.19331



 Factors shown are based on the insured's attained age as of each policy anniversary.

 On policy processing dates not shown, we will determine the Net Single Premium
 Factor in a consistent manner with allowance for time elapsed.

 The Net Single Premium Factor on a date during a policy processing period is determined by interpolating between the factors for the policy processing date immediately preceding and immediately following that date.



-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               POLICY SCHEDULE 5

-------------------------------------------------------------------------------



MFP87                               - 18 -                              SPECIMEN

-------------------------------------------------------------------------------
           TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (Male)

        (Attained Age Quarterly Rates per $1.000 of Net Amount at Risk)



 Attained            Attained              Attained                 Attained
    Age      Rate       Age       Rate        Age        Rate          Age
 --------    ----    --------     ----     --------      ----       --------
      35     0.53       60        4.06        85          42.37
      36     0.56       61        4.43        86          46.45
      37     0.60       62        4.86        87          50.72
      38     0.65       63        5.34        88          55.16
      39     0.70       64        5.87        89          59.79

      40     0.76       65        6.46        90          64.68
      41     0.82       66        7.09        91          69.95
      42     0.89       67        7.76        92          75.82
      43     0.97       68        8.47        93          82.63
      44     1.05       69        9.25        94          91.64

      45     1.14       70        10.13       95          105.27
      46     1.23       71        11.13       96          129.03
      47     1.33       72        12.28       97          177.60
      48     1.44       73        13.61       98          307.77
      49     1.56       74        15.10       99          333.33

      50     1.68       75        16.72
      51     1.83       76        18.46
      52     2.00       77        20.27
      53     2.19       78        22.15
      54     2.40       79        24.15

      55     2.63       80        26.36
      56     2.89       81        28.84
      57     3.15       82        31.67
      58     3.43       83        34.91
      59     3.73       84        38.50



 Rates shown are based on the insured's attained age as of each policy anniversary. They do not change during a policy year.



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             POLICY SCHEDULE 6




                             THE SEPARATE ACCOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 THE SEPARATE ACCOUNT        The Separate Account is Merrill Lynch Variable Life Separate Account which is governed by the laws of Arkansas, our state of domicile.  The Separate Account is divided into investment divisions.

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


MFP87                               - 20 -                              SPECIMEN

-------------------------------------------------------------------------------

 NOTE: PLEASE REFER TO THE POLICY PROSPECTUS FOR MORE DETAILS ABOUT THE INVESTMENT DIVISIONS.


-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                             INTRODUCTION TO THIS POLICY

                             This policy insures your life.  Your are also the owner of this policy unless another owner has been named in the application.  The owner is shown in Policy Schedule 2.  The owner has the rights and options described in this policy.
-----------------------------------------------------------------------------------------------------------------------------------
 THIS POLICY IS A            This policy is a contract between its owner and us.  We provide insurance coverage and other
 CONTRACT                    benefits as stated in this policy.  We do this in return for a completed application and payment of the initial premium.
                             Whenever we use the word POLICY, we mean the entire contract.  The entire contract consists of:
                                  -     the basic policy;
                                  -     the attached copy of the initial application;
                                  -     all subsequent applications to change the basic policy; and
                                  -     any riders or endorsements.
                             RIDERS AND ENDORSEMENTS add provisions or change the terms of the basic policy.
-----------------------------------------------------------------------------------------------------------------------------------
 DATES AND AGES REFERRED     The following dates and cases are shown in the Policy Schedule 1.
 TO IN THIS POLICY           DATE OF ISSUE
                             This is the date this policy is issued at our Service Center.  The contestable and suicide periods are measured from this date.
                             POLICY DATE
                             This date is used to determine policy processing dates, policy years and anniversaries.  The policy date may or may not be the same as the date of issue.
                             ISSUE AGE
                             This is your age on your birthday nearest the policy date.
                             ATTAINED AGE
                             This is your issue age plus the number of full years elapsed since the policy date.
-----------------------------------------------------------------------------------------------------------------------------------
 RIGHT TO NAME A             If you are not the owner, the owner may name a contingent owner.  The owner may want to do
 CONTINGENT OWNER            this in case he or she dies before a death benefit is payable under this policy.  Ownership of this policy would then pass to the contingent owner.  If there's no contingent owner, ownership would pass to the deceased owner's estate.
-----------------------------------------------------------------------------------------------------------------------------------
 THE BENEFICIARY             The beneficiary is the person to whom we pay the proceeds upon your death.  We pay the proceeds to the primary beneficiary.  If the primary beneficiary (whether or not irrevocable)
                             has died, the proceeds are paid to any contingent beneficiary.  If there is no surviving beneficiary, we pay the proceeds to your estate.
                             Two or more persons may be named as primary beneficiaries or contingent beneficiaries.  In that case, we will assume the proceeds are to be paid in equal shares to the surviving beneficiaries.  The owner can specify other than equal shares.
                             The owner can reserve the right to change beneficiaries unless the designated of the primary beneficiary has been made irrevocable.  If an irrevocable beneficiary has been designated, the owner and irrevocable beneficiary must act together to exercise the rights and options under this policy.
-----------------------------------------------------------------------------------------------------------------------------------


MFP87                               - 22-                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 CHANGE OF OWNER OR          During your lifetime the owner can transfer ownership of this policy and change the
 BENEFICIARY                 beneficiary.  To do this, the owner must send us written notice of change in a form satisfactory to us.  The change will take effect as of the day the notice is signed.  But the change will not affect any payment made or action taken by us before receipt of the change at our Service Center.
-----------------------------------------------------------------------------------------------------------------------------------
 SENDING NOTICE TO US        Any written notice or requests should be send to our Service Center.  The address is shown on the front of this policy.  Please include your name, policy number, and, if another owner has been named, the name of the owner.
-----------------------------------------------------------------------------------------------------------------------------------


MFP87                               - 23 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
                             PREMIUM PAYMENTS

-----------------------------------------------------------------------------------------------------------------------------------
 WHEN TO PAY PREMIUMS        Payment of the initial premium is required to put this policy in effect.  The amount of the initial premium is shown in Policy Schedule 1.  After that, the owner may pay additional premiums under this policy.  See ADDITIONAL PREMIUMS.

-----------------------------------------------------------------------------------------------------------------------------------
 WHERE TO PAY PREMIUMS       Pay the premiums to our Service Center.  On request we'll give a receipt signed by our treasurer.

-----------------------------------------------------------------------------------------------------------------------------------


MFP87                               - 24 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 ADDITIONAL PREMIUMS         The owner may pay additional premiums under this policy after the end of the free look period.  To make an additional premium payment, the owner must provide us with satisfactory notice at our Service Center.  This may be subject to evidence of insurability based on our underwriting rules.  Additional premiums may be paid under a periodic plan subject to our rules.  Unless otherwise specified by the owner, we will send reminder notices for the planned periodic premiums.  Additional premiums, other than planned periodic premiums, are subject to the restrictions shown in Policy Schedule 2.  We reserve the right to return any additional premiums that would cause this policy to fail to qualify as life insurance under applicable tax laws as interpreted by us.

                             The amount and frequency of any planned periodic premiums elected in the initial application are shown in Policy Schedule 1.  Subject to our rules the owner may change the frequency and amount of planned periodic premiums by providing us with satisfactory notice at our Service
                             Center.  This may require evidence of insurability.

                             Unless otherwise specified by the owner, if there is any policy debt, any additional premiums paid, other than planned periodic premiums, will be used first as a loan repayment with any excess applied as an additional premium.  See POLICY LOANS.

                             As of the date we receive and accept any additional premium:
                                  -     The Variable Insurance Amount will reflect this payment.
                                  -     The deferred policy loading in the policy year of payment will increase.
                                        Such increase will be recovered in level installations from this policy's investment base.  See Policy Schedule 3 for details.
                                  -     The fixed base will increase by the amount of the payment less any premium loading deducted before allocation and less any deferred policy loading applicable to such payment as shown in Policy Schedule 3.

                             As of the policy processing date on or next following the date of receipt and acceptance of the additional premium the guaranteed benefits will increase.  See HOW WE DETERMINE THE
                             GUARANTEE PERIOD AND FACE AMOUNT.
-----------------------------------------------------------------------------------------------------------------------------------



MFP87                               - 25 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 GRACE PERIOD                After the end of the Guaranteed Period, we will terminate this policy on any policy processing date if the cash surrender value on such policy processing date is negative.  This negative cash surrender value will be considered as an overdue charge as of such policy processing date.  We will not terminate this policy due to a negative cash surrender value until the end of the grace period.

                             The grace period will end 61 days after we mail a notice that we may terminate this policy because of insufficient cash surrender value.  To avoid termination, the owner must pay us at least the GRACE AMOUNT shown in Policy Schedule 2.  This amount will be specified on the notice we send.  If you die during the grace period, we will pay the beneficiary the insurance benefits as described in PROCEEDS PAYABLE TO THE BENEFICIARY.
-----------------------------------------------------------------------------------------------------------------------------------


MFP87                               - 26 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 HOW TO REINSTATE THIS       If we have terminated this policy at the end of the grace period, the owner may reinstate it
 POLICY                      while you are alive if:

                                  -     The owner asks for reinstatement within three (3) years after the end of the grace period;
                                  -     We receive satisfactory evidence of your insurability; and
                                  -     The owner pays us at least the REINSTATEMENT PREMIUM shown in Policy Schedule 2.

                             The effective date of the reinstated policy will be the policy processing date on or next following the date we approve your reinstatement application.
-----------------------------------------------------------------------------------------------------------------------------------



MFP87                               - 27 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
                             HOW VARIABLE LIFE INSURANCE WORKS

-----------------------------------------------------------------------------------------------------------------------------------
 THE SEPARATE ACCOUNT        The variable life insurance benefits under this policy are provided through investments we make in the separate account designated in Policy Schedule 6.  This account is kept separate from our general account and any other separate accounts we may have.  It is used to support variable life insurance policies and may be used for other purposes permitted by applicable laws and regulations.  We own the assets in the separate account.  Assets equal to the reserves and other liabilities of the account won't be charged with liabilities that arise from any other business we conduct.  But we may transfer to our general account assets which exceed the reserves and other liabilities of the separate account.

                             The separate account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this policy's purposes.  The separate account is treated as a unit investment trust under Federal securities laws.  It is registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940.  The separate account is also governed by state laws as designated in Policy
                             Schedule 6.

                             Income, realized and unrealized gains or losses from assets in the separate account are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

-----------------------------------------------------------------------------------------------------------------------------------
 INVESTMENT DIVISIONS        The separate account is divided into investment divisions.  Each investment division invests in a designated investment portfolio.  The divisions and the investment portfolio's in which they invest are described in the prospectus.  Some of the portfolios designated may be managed by a separate investment adviser.  Such adviser is registered under the Investment
                             Advisers Act of 1940.

                             Each investment division will be valued at the end of each valuation period.  A valuation period is each business day together with any non-business days before it.  A business day for a division is any day the New York Stock Exchange (NYSE) is open for trading, or any day in which the SEC requires that the mutual funds, unit investment trusts or other investment portfolios be valued.

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 CHANGES WITHIN THE          We may from time to time make additional investment divisions available.  These divisions
 SEPARATE ACCOUNT            will invest in investment portfolios we find suitable for this policy.  We also have the right to eliminate investment divisions from the separate account, to combine two or more investment divisions, or to substitute a new portfolio for the portfolio in which an investment division invests.  A substitution may become necessary if, in our judgment, a portfolio no longer suits the purposes of this policy.  This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio is no longer available for investment, or for some other reason.  We would get prior approval from the insurance department of our state of domicile before making such a substitution.  We would also get prior approval from the SEC and any other required approvals before making such a substitution.

                             Subject to any required regulatory approvals, we reserve the right to transfer assets of the separate account or of an investment division, which we determine to be associated with the class of policies to which this policy belongs, to another separate account or investment division.

                             When permitted by law, we reserve the right to:

                                  -     deregister the separate account under the Investment Company Act of 1940;
                                  -     operate the separate account as a management company under the Investment Company
                                        Act of 1940;
                                  -     restrict or eliminate any voting rights of policyowners, or other persons who have voting rights as to the separate account; and
                                  -     combine the separate account with other separate accounts.
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 TOTAL INVESTMENT BASE       The TOTAL INVESTMENT BASE is the amount that this policy provides for investment at any time.
                             It is the sum of the investment base in each of the investment divisions.  The owner selects the divisions to which to allocate the total investment base.  The maximum number of divisions to which the total investment base may be allocated at any one time is shown in
                             Policy Schedule 2.
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
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 INVESTMENT BASE IN EACH     ON THE POLICY DATE
 INVESTMENT DIVISION         On the policy date, the total investment base is allocated among the divisions as shown in
                             Policy Schedule 1.

                             ON EACH SUBSEQUENT BUSINESS DAY
                             On each subsequent business day, the investment base in each division is an amount calculated as follows:
                             (1)  We take the investment base in the division on the preceding valuation period.
                             (2)  We multiply (1) by the division's net rate of return for the current valuation period.
                             (3)  We add (1) and (2).
                             (4)  We add to (3) any premiums allocated to the division during the current valuation period less any premium loading deducted before allocation as shown in Policy Schedule 3.
                             (5)  We add to (4) any loan repayments received and subtract from (4) any borrowed amounts which are allocated to the division during the current valuation period.
                             (6)  If the business day is policy processing date, we subtract from (5) the amounts allocated to that division for:
                                              (a)      mortality cost;
                                              (b)      administrative fees;
                                              (c)      any other fees we describe in Policy Schedule 3; and
                                              (d)      any rider charges deducted from the investment base.
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 INVESTMENT BASE IN EACH          If a policy processing date is on a policy anniversary, we also subtract:
 INVESTMENT DIVISION                          (e)      any annual recovery of deferred policy loading; and
 (CONTINUED)                                  (f)      any net loan cost.
                                  All amounts in (6) will be allocated to each division in the proportion that (3) bears to the total investment base.
                             (7)  If the charges in (6) exceed the amount in (5), we will first calculate the cash surrender value to determine the amount of any overdue charges and then set the investment base in each division to zero.
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 FIXED BASE                  The FIXED BASE on the policy date of this policy equals this policy's cash surrender value.
                             Thereafter, the fixed base is calculated in the same manner as the cash surrender value except that all calculations will be based on the guaranteed Maximum cost of insurance rates shown in Policy Schedule 5 and the interest rate used in our computations shown in Policy
                             Schedule 2.  The fixed base calculation does not reflect policy loans and repayments.
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
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 CHARGES DEDUCTED FROM       MORTALITY COST
 INVESTMENT BASE ON EACH
 POLICY PROCESSING DATE      We will determine the mortality cost on each policy processing date after the policy date as
 AFTER THE POLICY DATE       follows:

                             (1)  We determine the policy's net amount at risk as of the previous policy processing date, which is equal to:
                                    (a)       the death benefit as of such previous policy processing date, less
                                    (b)       the cash surrender value as of such previous policy processing date.
                             (2)    We adjust (1) for interest at the rate used in our computations which is shown in
                                    Policy Schedule 2 to reflect that:
                                    (a)       we assume claims are paid immediately upon the death of the insured, and
                                    (b)       we deduct the mortality cost at the end of a policy processing period.
                             (3)    We divide (2) by $1,000.
                             (4)    We determine the current cost of insurance rate per $1,000 based on the insured's sex, attained age, underwriting class and the value of (3) above.
                             If your underwriting class changes as a result of a change in face amount requested by the owner or an additional premium payment, we will determine the current cost of insurance rate per $1,000 separately for increases in death benefit after the effective date of such increase.
                             (5)    We multiply (3) by (4).
                             In no event will (5) be greater than the amount determined by substituting the fixed base as of the previous policy processing date for the amount of cash surrender value in (I)(b) above and the guaranteed maximum cost of insurance rate per $1,000 for the current cost of insurance rate per $1,000 in (4).

                             We may change the current cost of insurance rates per $1,000 from time to time.  Any change in the current rates will be as described in CHANGES IN POLICY COST FACTORS.  They will never be more than the guaranteed maximum cost of insurance rates per $1,000 shown in Policy
                             Schedule 5.

                             OTHER DEDUCTIONS
                             Administrative and other fees and the annual recovery of deferred policy loading are shown in
                             Policy Schedule 3.  The annual recovery of deferred policy loading will be increased if additional premiums are paid.  See ADDITIONAL PREMIUMS.  The net loan cost is described in the POLICY LOANS provision.  The cost of any benefits from riders is shown in Policy Schedule
                             3.
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 ALLOCATION OF ADDITIONAL    As of the date we receive and accept an additional premium payment, the increase in the total
 PREMIUMS                    investment base will be allocated among the investment divisions in accordance with instructions from the owner.  If no such instructions are received by us, allocation will be among the investment divisions in proportion to the investment base in each division as of the date we receive and accept the premium.
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


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
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 OWNER'S RIGHT TO CHANGE     The owner can change the allocation of the total investment base among the investment
 ALLOCATION OF TOTAL         divisions.  The number of changes each year that we will allow is shown in Policy Schedule 2.
 INVESTMENT BASE             To make a change, the owner must provide us with satisfactory notice at our Service Center.
                             The change will take effect when we receive the notice.  Our calculations will reflect the change.
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 WHAT HAPPENS ON THE         If part of the total investment base is allocated to an investment division that has a
 MATURITY DATE OF AN         maturity date, then, unless otherwise specified by the owner, the amounts in that division as
 INVESTMENT DIVISION         of the maturity date will be allocated to the investment division designated for that purpose in Policy Schedule 2.
                             We will notify the owner 30 days in advance of the maturity date.  To elect an allocation to other than the division designated in Policy Schedule 2, the owner must provide satisfactory notice to us at least 7 days prior to the maturity date.  The allocation on a maturity date will not be considered a change in the allocation of the investment base for purposes of the number of changes permitted.
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


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
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 MEASUREMENT OF              The investment experience of an investment division is determined at the end of each
 INVESTMENT EXPERIENCE       division's valuation period.

                             INDEX OF INVESTMENT EXPERIENCE
                             We use an index to measure changes in each investment division's experience during a valuation period.  We set the index at $10 when the first investments in that division were made.  The index for a current valuation period equals the index for the preceding valuation period multiplied by the experience factor for the current period.

                             HOW WE DETERMINE THE EXPERIENCE FACTOR
                             The experience factor for an investment division's valuation period reflects the investment experience of the portfolio in which the division invests as well as the charges assessed against the division.  The factor is calculated as follows:

                             (1)    We take the net asset value as of the end of the current valuation period of the portfolio in which the division invests.

                             (2)    We add to (1) the amount of any dividend or capital gains distribution declared during the current valuation period for the investment portfolio.  We subtract from that amount a charge for our taxes, if any.

                             (3)    We divide (2) by the net asset value of the portfolio at the end of the preceding valuation period.

                             (4)    We subtract the daily Asset Charge shown in Policy Schedule 3 for each day in the valuation period.  This charge is to cover expense, mortality and minimum death benefit guarantee risks that we are assuming.  (5) For any divisions investing in unit investment trusts only, we subtract an additional charge equal to the daily Trust
                                    Charge shown in Policy Schedule 3 for each day in the valuation period.  This charge is to cover the actual costs incurred in the purchase or sale of units of the trusts.

                             Calculations for divisions investing in the mutual fund portfolios are made on a per share basis.  Calculations for divisions investing in unit investment trusts are on a per unit basis.
-----------------------------------------------------------------------------------------------------------------------------------
 NET RATE OF RETURN FOR      Here's how we find an investment division's net rate of return for a valuation period:
 AN INVESTMENT DIVISION
                             (1)    We determine the change in the division's index from the preceding valuation period to the current valuation period;
                             (2)    We divide this by the index for the preceding valuation period.

                             We follow a consistent method for longer periods of time.
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                             POLICY BENEFITS FOR THE OWNER

                             There are important rights and benefits that are available to the owner of this policy during your lifetime.  We discuss some of these rights and benefits in this section.
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 CASH VALUE BENEFITS         CASH SURRENDER VALUE
                             The cash surrender value is determined as follows:

                             ON THE POLICY DATE
                             The cash surrender value equals the total investment base plus any policy debt less the deferred policy loading for the first policy year.

                             ON EACH SUBSEQUENT POLICY PROCESSING DATE
                             On each subsequent policy processing date, the cash surrender value is calculated as follows:
                             (1)    We take the total investment base.
                             (2)    We add to (1) any policy debt as of such date.
                             (3)    We subtract from (2) the following amounts:
                                    (a)       the deferred policy loading for the current policy year;
                                    (b)       any first year administrative fee that would otherwise be deducted; and
                                    (c)       if a policy processing date is other than a policy anniversary, any pro-rata net loan cost since the last policy anniversary (or since the policy date if during the first policy year).

                             ON A DATE DURING A POLICY PROCESSING PERIOD
                             On a date during a policy processing period, the cash surrender value is calculated as follows:
                             (1)    We take the total investment base.
                             (2)    We add to (1) any policy debt as of such date.
                             (3)    We subtract from (2) the following amounts:
                                    (a)       the deferred policy loading for the current policy year;
                                    (b)       any first year administrative fee that would otherwise be deducted;
                                    (c)       the pro-rata mortality cost since the last policy processing date;
                                    (d)       any other fees which would otherwise be deducted on the next policy processing date; and
                                    (e)       any pro-rata net loan cost since the last policy anniversary (or since the policy date if during the first policy year).
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 CASH VALUE BENEFITS         SURRENDERING TO RECEIVE THE NET CASH SURRENDER VALUE
 (CONTINUED)                 The owner can surrender this policy at any time and receive its net cash surrender value.
                             The net cash surrender value may be paid in cash or under one or more income plans.  See
                             CHOOSING AN INCOME PLAN.  The NET CASH SURRENDER VALUE is the cash surrender value minus any policy debt.  To surrender this policy, the owner must return it to our Service Center with a signed request for surrender in a form satisfactory to us.  The surrender will take effect on the date this policy and the request are sent to us.  The net cash surrender value will vary daily.  We will determine the net cash surrender value as of the date we receive this policy and the signed request at our Service Center.  We'll usually pay the net cash surrender value within 7 days.  But we may delay payment when we are not able to determine the amount because:

                                    -         the NYSE is closed for trading;
                                    -         the SEC determines that a state of emergency exists; or
                                    -         an order of the SEC permits a delay for the protection of policyowners.
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
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 POLICY LOANS                The owner may borrow money from us.  This policy will be the only security we require for the loan.  A loan may be taken any time this policy is in effect.  The owner may repay all or part of the loan at any time while you are living.

                             LOAN VALUE
                             The loan value is shown in Policy Schedule 2.  The amount of the loan may not exceed the loan value.  Any existing policy debt will be deducted from a new loan.  The minimum permissible amount of any loan and repayment are shown in Policy Schedule 2.

                             INTEREST
                             The loan interest rate is shown in Policy Schedule 2.  Interest accrues (builds up) each day.
                             Interest payments are due at the end of each policy year.  If interest isn't paid when due, it will be added to the amount of the loan.  The sum of all outstanding loans plus accrued interest is called the policy debt.

                             If the policy debt exceeds the larger of the cash surrender value and the fixed base, we will terminate this policy.  We will not do this, however, until 61 days after we mail notice of our intent to terminate.  We'll notify, at their last known addresses, the owner and anyone who holds this policy as collateral.

                             EFFECT OF A LOAN
                             A loan will be transferred out of the separate account and into our general account and a repayment will be transferred into the separate account.  A policy loan reduces the total investment base while repayment of a loan will cause an increase in the total investment base.  Loans and repayments will be allocated among the investment divisions in accordance with instructions given by the owner.  The owner may change that allocation by sending satisfactory notice to us.  If no such instructions are on record, the loan or repayment will be allocated in proportion to the investment base in each division as of the date of the loan or repayment.

                             A loan, whether or not repaid, will have a permanent effect on the cash surrender values and may have a permanent effect on the death benefits.  See How Variable Life Insurance Work.  If not repaid, the policy debt will reduce the amount of death benefit proceeds and cash value benefits.
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


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
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 POLICY LOANS                NET LOAN COST
 (CONTINUED)                 The net loan cost will be calculated as follows:
                             (1)    We determine the policy debt as of the previous policy anniversary.
                             (2)    We multiply (1) by the loan charge shown in Policy Schedule 3.

                             Loans and repayments during a policy year will affect our calculations.

                             WHEN WE WILL MAKE THE LOAN
                             We'll usually loan the money within 7 days after we receive a request satisfactory to us.
                             But we may delay making the loan when we are not able to determine the loan value because:
                             the NYSE is closed for trading;
                                    -         the SEC determines that a state of emergency exists; or
                                    -         an order of the SEC permits a delay for the protection of policyowners.
                             If the loan is to be used to pay premiums on another variable life insurance policy offered by us, we'll make the loan immediately.
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 Assignment - Using This     The owner can assign this policy as collateral security for a loan or other obligation.  This
 Policy as Collateral        does not change the ownership.  But the owner's rights and any beneficiary's rights are
 Security                    subject to the terms of the assignment.  To make or release an assignment, we must receive written notice, satisfactory to us, at our Service Center.  We're not responsible for the validity of any assignment.
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
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 Right to Exchange for       The owner may exchange this policy for a policy with benefits that do not vary with the
 Fixed Life Insurance        investment results of a separate account.  The exchange must be elected within 18 months from the date of issue.  No evidence of insurability will be required.

                             We'll issue the new policy on your life after we receive:
                                    -         a proper written request; and
                                    -         this policy.

                             OTHER FACTS ABOUT THE NEW POLICY
                             The new policy's owner and beneficiary will be the same as those of this policy as of the date of the exchange.  The new policy will have the same issue age, issue date, face amount, cash surrender value, underwriting class and benefit riders as this policy.  Any policy debt under this policy will be carried over to the new policy.
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                             INSURANCE BENEFITS

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 VARIABLE INSURANCE          The Variable Insurance Amount on the policy date equals the cash surrender value as of such
 AMOUNT                      date multiplied by the net single premium factor for your issue age.  Thereafter, the variable insurance amount will vary daily based on the investment results and any premium payments made.  The variable insurance amount will be determined as of each date as follows:
                             (1)    We determine the cash surrender value of this policy as of such date.
                             (2)    We multiply (1) by the net single premium factor as of such date.
                             In no event will the variable insurance amount be less than that required to keep this policy qualified as life insurance under the federal income tax laws.  The table of net single premium factors is shown in policy schedule 4.

-----------------------------------------------------------------------------------------------------------------------------------
 CHANGE THE FACE AMOUNT      After the end of the first policy year, the owner may change the face amount of this policy subject to the restrictions shown in Policy Schedule 2.  To request a change in face amount, the owner must provide satisfactory notice to us.  The EFFECTIVE DATE OF CHANGE will be the next policy processing date provided we receive the notice at our Service Center at least 7 days before such policy processing date.  As of the effective date of change, the guaranteed benefits will change.  See HOW WE DETERMINE THE GUARANTEE PERIOD AND FACE AMOUNT.

                             INCREASING THE FACE AMOUNT
                             Satisfactory evidence of insurability may be required before we will increase the face amount of this policy.  The maximum increase in face amount is that which results in the minimum
                             Guarantee Period for which we would then issue this policy based on your attained age.

                             DECREASING THE FACE AMOUNT
                             We will not allow a decrease in the face amount below the minimum face amount for which we would then issue this policy based on your attained age.  Nor will we allow a decrease in the face amount below the amount required to keep this policy qualified as life insurance under
                             Federal income tax laws.

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


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
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 HOW WE DETERMINE THE        ON THE POLICY DATE
 GUARANTEE PERIOD AND        The initial Guarantee Period and initial face amount on the policy date are shown in Policy
 FACE AMOUNT                 Schedule 2.  The Guarantee Period and face amount are not affected by investment results nor the allocation of the total investment base among the investment divisions.  They will change as described below as a result of any additional premiums or any change in face amount requested by the owner.

                             WHEN AN ADDITIONAL PREMIUM IS PAID
                             The guaranteed benefits will increase as follows:
                             (1)    We take the immediate increase in cash surrender value resulting from the additional premium.
                             (2)    We add to (1) interest at the rate used in our computations shown in Policy Schedule 2 for the period from the date we receive and accept the additional premium to the policy processing date on or next following such date.  This is the GUARANTEE
                                    ADJUSTMENT AMOUNT.
                             (3)    If the Guarantee Period prior to payment is less than for life:
                                    The total of the guarantee adjustment amount and the fixed base will be used to calculate a new Guarantee Period.  Any part of such total in excess of the amount required to increase the Guarantee Period to the whole of life will be applied as in
                                    (4) below.
                             (4)    If the Guarantee Period is for life:
                                    The guarantee adjustment amount or excess amount from (3) above will be applied as a net single premium for the whole of life to increase the face amount of this policy.

                             When a Change in Face Amount is Requested
                             As of the effective date of change, we will redetermine the Guarantee Period as follows:

                             (1)    We take the fixed base as of such date.
                             (2)    Based on the attained age of the insured, the new face amount of this policy and the amount in (1), we will redetermine the Guarantee Period.

                                    Our computations are based on the interest rate shown in Policy Schedule 2 and the guaranteed maximum cost of insurance rates shown in Policy Schedule 5.
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
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 PROCEEDS PAYABLE TO THE     We will pay the death benefit proceeds to the beneficiary upon your death.  The proceeds may
 BENEFICIARY                 be paid in cash or under one or more income plans.  See CHOOSING AN INCOME PLAN.

                             DEATH BENEFIT PROCEEDS
                             Death benefit proceeds are determined as follows:
                             (1)    We determine this policy's death benefit, which is the larger of the face amount and the Variable Insurance Amount.
                             (2)    We subtract from (1) any policy debt.
                             (3)    We add to (2) any amounts due from riders.

                             The values above will be those as of your date of death.  If you die during the grace period, we will pay the beneficiary the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue charges.  The death benefit will never be less than that required to keep this policy qualified as life insurance under the Federal income tax laws.

                             HOW TO CLAIM DEATH BENEFIT PROCEEDS

                             The beneficiary should contact our Service Center for instructions.  We'll usually pay the proceeds within 7 days after we receive proof of your death, and any other requirements.  We may delay payment of all or part of the death benefit if we have not been able to determine this policy's cash surrender value as of the date of death because:

                                    -         the NYSE is closed for trading;
                                    -         the SEC determines that a state of emergency exists; or
                                    -         an order of the SEC permits a delay for the protection of policyowners.

                             If a delay is necessary and death occurs prior to the end of the Guarantee Period, we may delay payment of any excess of the death benefit over the face amount.  After the Guarantee
                             Period we may delay payment of the entire death benefit.  We will add interest to the death benefit proceeds at an annual rate of at least 4% from the date of death to the date of payment.  Interest added to death benefit proceeds will not be less than that required by any applicable law.

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


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
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                             CHOOSING AN INCOME PLAN

                             The owner may choose one or more income plans for the payment of death benefit proceeds during your lifetime.  If, at the time of your death, no plan has been chosen for paying death benefit proceeds, the beneficiary may choose a plan within one year.  The owner may also elect an income plan on surrender of the policy for its net cash surrender value.  For each plan we'll issue a separate written agreement putting the plan into effect.

                             Our approval is needed for any plan where:

                                    -         the person named to receive payment is other than the owner or beneficiary;
                                              or
                                    -         the person named is not a natural person, such as a corporation; or
                                    -         any income payment would be less than $100.

-----------------------------------------------------------------------------------------------------------------------------------
 THE INCOME PLANS            There are six income plans to choose from.  They are:
                             PLAN 1.  INCOME FOR A FIXED PERIOD
                             Payment is made in equal installments for a fixed number of years.  We guarantee each monthly payment will be at least the amount shown in the following table.  Values for annual, semi-annual or quarterly payments are available on request.

                                                           TABLE FOR INCOME FOR A FIXED PERIOD
                                                           (Payments for Each $1,000 Applied)

                             Fixed Period     Monthly     Fixed Period     Monthly
                               Of Years       Income        Of Years       Income
                             ------------     -------     ------------     -------

                                  1           $84.47           16           $6.53
                                  2            42.86           17            6.23
                                  3            28.99           18            5.96
                                  4            22.06           19            5.73
                                  5            17.91           20            5.51
                                  6            15.14           21            5.32
                                  7            13.16           22            5.15
                                  8            11.68           23            4.99
                                  9            10.53           24            4.84
                                  10            9.61           25            4.71
                                  11            8.86           26            4.59
                                  12            8.24           27            4.47
                                  13            7.71           28            4.37
                                  14            7.26           29            4.27
                                  15            6.87           30            4.18


MFP87                               - 42 -                              SPECIMEN

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                             PLAN 2.  INCOME FOR LIFE

                             Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain.  The period certain can be 10 or 20 years.  Other periods certain are available on request.  A refund certain may be chosen instead.  Under this arrangement, income is guaranteed until payments equal the amount applied.  If the person named lives beyond the guaranteed payments, payments continue until his or her death.

                             We guarantee each payment will be at least the amount shown in the following table.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.
                             Amounts for ages not shown are available on request.

                                                               Tables for Income for Life
                                                       (Monthly Payments for Each $1,000 Applied)


                                                                    Payment to a Male

                                   Age            10 Years Certain            20 Years Certain           Refund Certain
                             0-10                       $3.24                      $3.23                     $3.22
                             15                          3.32                       3.31                      3.30
                             20                          3.41                       3.40                      3.39
                             25                          3.52                       3.51                      3.50
                             30                          3.66                       3.64                      3.63
                             35                          3.84                       3.81                      3.79
                             40                          4.07                       4.00                      3.99
                             45                          4.36                       4.23                      4.24
                             50                          4.71                       4.50                      4.54
                             55                          5.14                       4.79                      4.92
                             60                          5.68                       5.10                      5.39
                             65                          6.35                       5.38                      6.01
                             70                          7.17                       5.60                      6.83
                             75                          8.07                       5.72                      7.94
                             80                          8.93                       5.75                      9.48
                             85&over                     9.54                       5.75                      ----

                                                                    Payments to a Female



MFP87                               - 43 -                              SPECIMEN

                                   Age            10 Years Certain            20 Years Certain           Refund Certain
                             0-10                       $3.17                      $3.16                     $3.15
                             15                          3.23                       3.22                      3.21
                             20                          3.30                       3.29                      3.28
                             25                          3.39                       3.38                      3.37
                             30                          3.50                       3.49                      3.48
                             35                          3.64                       3.62                      3.61
                             40                          3.81                       3.78                      3.77
                             45                          4.04                       3.99                      3.98
                             50                          4.33                       4.23                      4.24
                             55                          4.70                       4.53                      4.57
                             60                          5.17                       4.87                      4.99
                             65                          5.80                       5.22                      5.55
                             70                          6.63                       5.51                      6.32
                             75                          7.64                       5.68                      7.39
                             80                          8.64                       5.74                      8.85
                             85&over                     9.33                       5.75                      ----

                             PLAN 3.  INTEREST PAYMENT

                             Amounts can be deft with us to earn interest at an annual rate of at least 3%.  Interest payments can be made annually, semi-annually, quarterly or monthly.

                             PLAN 4.  INCOME OF A FIXED AMOUNT

                             Payments of an agreed fixed amount are made annually, semi-annually, quarterly or monthly.
                             The fixed amount per year must be at least $60 for each $1,000 of the amount applied.  The amount applied will earn interest at an annual rate of at least 31%,.  Payments will continue until the amount applied and interest are fully paid.

                             PLAN 5.  JOINT LIFE INCOME

                             This plan is available if there arc two persons named to receive payments.  At least one of the persons named must be either the owner or beneficiary of this policy.  Monthly payments arc made as long as at least one of the named persons is living.  We guarantee the payments will be at least the amount shown in the following table while both named persons arc alive.
                             When one dies, we guarantee to continue paying the other at least two-thirds of the amount shown.  By age we mean the named person's age on his or her birthday nearest the plan's effective date.  Amounts for two males, two females, or for ages not shown in the table below are available on request.

                                                            TABLE OF JOINT LIFE INCOME
                                                     (Monthly Payments for Each $1,000 Applied)
                                                                      FEMALE AGE

                                                          55          60        65         70         75
                                                 ---------------------------------------------------------
                                              50        $4.55       $4.76     $4.99      $5.26      $5.56
                                              55         4.75        4.99      5.27       5.59       5.95
                                              60         4.96        5.25      5.59       5.98       6.42
                             MALE AGE         65         5.18        5.53      5.94       6.43       6.99
                                              70         5.43        5.84      6.33       6.94       7.66
                                              75         5.69        6.16      6.73       7.49       8.41


MFP87                               - 44 -                              SPECIMEN

                             PLAN 6.  ANNUAL PLAN
                             An amount can be used to buy any single premium annuity we offer on the plan's effective date.  However, the annuity can be bought at a rate 3% less than the rate new applicants pay.
                             Annuities combine features of guaranteed income and payment similar to plans 2 and 5.
-----------------------------------------------------------------------------------------------------------------------------------
 Payments When Named         When the person named to receive payments dies, we will pay any amounts still due as provided
 Person Dies                 by the plan agreement.  The amounts still due are determined as follows:
                                    -         For plans 1, 2, or 4, any remaining guaranteed payments will be continued.
                                              Under plan 4, any unpaid proceeds with any accrued interest may be paid in a single sum.  Under plans I and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum.  This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early.  The discount interest rate is 3% for plan I and 3 1/2% for plan 2.  But we will use the interest rate we used to calculate the payment for plans I and 2, if they were not based on the table in this policy.
                                    -         For plan 3, we'll pay the amount left with us and any accrued interest.
                                    -         For plan 5, no amounts are payable after both named persons have died.
                                    -         For plan 6, the annuity agreement will state the amount due, if any.
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



MFP87                               - 45 -                              SPECIMEN

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                             OTHER IMPORTANT INFORMATION

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 LIMITS ON OUR CONTESTING    We rely on the statements made in the applications.  Legally, they are considered
 THIS POLICY                 representations, not warranties.  We can contest the validity of this policy if any material misstatements are made in the initial application, a copy of which is attached.  We can also contest the validity of any change in face amount requested by the owner if any material misstatements are made in any application required for that change.  We can also contest any amount of death benefit which would not be payable except for the fact that an additional premium was paid if any material misstatements are made in any application required with the premium.

                             We won't contest the validity of this policy after this policy has been in effect during your lifetime for two years from the date of issue.  We won't contest any change in face amount requested by the owner after the change has been in effect during your lifetime for two years from the effective date of such change.  Nor will we contest any amount of death benefit attributable to an additional premium after it has been in effect during your lifetime for two years from the date we receive and accept such premium.

                             If this policy is reinstated, this provision will be measured from the effective date of the reinstated policy.
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 QUARTERLY REPORT            We will send the owner a report four (4) times a policy year within 31 days after the end of each policy quarter.  The report will show the death benefit, cash surrender value and policy debt as of the end of the policy quarter.  The report will also show the allocation of the total investment base as of such date and the amounts deducted from or added to the total investment base since the last quarterly report The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which this policy is delivered.
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 CHANGING THIS POLICY        This policy or any benefit riders may be changed to another plan of insurance according to our rules at the time of the change.
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 POLICY CHANGES -            For you and the owner to receive the tax treatment accorded to life insurance under Federal
 APPLICABLE TAX LAW          law, this policy must qualify initially and continue to qualify as life insurance under the
                             Internal Revenue Code or successor law.  Therefore, to maintain this qualification to the maximum extent permitted by law, we have reserved in this policy the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by us.  Further, we reserve the right to make changes in this policy or its riders or to make distributions from the policy to the extent we deem it necessary to continue to qualify this policy as life insurance.  Any such changes will apply uniformly to all policies that are affected.  The owner will be given advance written notice of such changes.

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


MFP87                               - 46 -                              SPECIMEN

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 ERROR IN AGE OR SEX         If an age or sex as stated in the application is wrong, it could mean the face amount or any other policy benefit is wrong.  Therefore, amounts payable under this policy or its riders will be what the premiums paid would have bought for the Guarantee Period at the true age or sex.
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 SUICIDE                     If you commit suicide within two years from the date of issue, while sane or insane, the death benefit will be limited to the amount of the premiums paid.

                             If you commit suicide, while sane or insane, within two years of the effective date of any increase in face amount requested by the owner, any amount of death benefit which would not be payable except for the fact that the face amount was increased will be limited to the amount of mortality cost deductions made for such increase.

                             If you commit suicide, while sane or insane, within two years of any date we receive and accept an additional premium, any amount of death benefit which would not be payable except for the fact that the additional premium was paid will be limited to the amount of such payment.

                             The death benefit we will pay will be reduced by any policy debt.
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 CLAIMS OF CREDITORS         The proceeds of this policy will be free from creditors' claims to the extent allowed by law.

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 NON-PARTICIPATING           This policy does not participate in the divisible surplus of Merrill Lynch.

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 AUTHORITY TO MAKE           All agreements made by us must be signed by our president or a vice president and by our
 AGREEMENTS                  secretary or an assistant secretary.  No other person, including an insurance agent or broker, can:
                                    -         change any of this policy's terms;
                                    -         extend the time for paying premiums; or
                                    -         make any agreement binding on us.
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 CHANGES IN POLICY COST      Changes in policy cost factors (expense charges, current cost of insurance rates, loan
 FACTORS                     charges) will be by class and based upon changes in future expectations for such elements as:
                             mortality, persistency, expenses and taxes.  Any change in policy cost factors will be determined in accordance with procedures and standards on file, if required, with the insurance supervisory official of the jurisdiction in which this policy is delivered.
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 MATURITY DATE OF THIS       On the maturity date of this policy shown in Policy Schedule 2, we will pay the owner the net
 POLICY                      cash surrender value if the insured is then living.  The net cash surrender value may be paid in cash or under one or more income plans.  See CHOOSING AN INCOME PLAN.

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


MFP87                               - 47 -                              SPECIMEN

-----------------------------------------------------------------------------------------------------------------------------------
 REQUIRED NOTE ON OUR        Our computations of reserves, cash surrender values, fixed base and the maximum mortality
 COMPUTATIONS                costs are based on the mortality table and interest at the rate shown in Policy Schedule 2.
                             In calculating the maximum mortality costs, we use the insured's attained age, sex and underwriting class.  When making our computations, we assume that death claims are paid immediately.  Mortality and expense risks of Merrill Lynch shall not adversely affect the dollar amount of insurance benefits or cash surrender values.

                             We have filed a detailed statement of our computations with the insurance supervisor of the state or jurisdiction where the policy is delivered.  All policy values equal or exceed those required by the law of that state or jurisdiction.  Any benefit provided by an attached rider will not increase these values unless stated in that rider.

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


MFP87                               - 48 -                              SPECIMEN

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 FLEXIBLE PREMIUM            Variable life insurance payable upon death of insured. Death benefit subject to guaranteed
 VARIABLE LIFE INSURANCE     minimum during Guarantee Period.  Guaranteed minimum is policy's face amount. Flexible
 POLICY                      premiums.  Non-participating. Investment results reflected in policy benefits.

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


MFP87                               - 49 -                              SPECIMEN